Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS

THIRD QUARTER RESULTS

Oak Brook, IL — November 5, 2012 — Retail Properties of America, Inc. (NYSE: RPAI) today reported financial and operating results for the quarter and nine months ended September 30, 2012.

FINANCIAL RESULTS

For the quarter ended September 30, 2012, Retail Properties of America reported:

■                 Operating Funds From Operations (Operating FFO) of $49.6 million, or $0.21 per share, compared to $45.2 million, or $0.23 per share for the same period in 2011;

■                 Funds From Operations (FFO) of $57.2 million, or $0.25 per share, compared to $46.1 million, or $0.24 per share for the same period in 2011;

■                 Net loss of $(16.0) million, or $(0.07) per share, compared to a net loss of $(5.0) million, or $(0.03) per share for the same period in 2011.

For the nine months ended September 30, 2012, the Company reported:

■                 Operating FFO of $149.7 million, or $0.69 per share, compared to $126.1 million, or $0.66 per share for the same period in 2011;

■                 FFO of $175.8 million, or $0.81 per share, compared to $146.6 million, or $0.76 per share for the same period in 2011;

■                 Net loss of $(14.6) million, or $(0.07) per share, compared to a net loss of $(58.8) million, or $(0.31) per share for the same period in 2011.

OPERATING RESULTS

For the quarter ended September 30, 2012, Retail Properties of America’s results for its consolidated portfolio were as follows:

■                 0.8% increase in total same store net operating income (NOI) over the comparable period in 2011, based on same-store occupancy of 90.1% at September 30, 2012, up 90 basis points from 89.2% at September 30, 2011;

■                 Total portfolio percent leased, including leases signed but not commenced: 91.8% at September 30, 2012, up 20 basis points from 91.6% at June 30, 2012 and up 220 basis points from 89.6% at September 30, 2011;

■                 Retail portfolio percent leased, including leases signed but not commenced: 91.1% at September 30, 2012, up 10 basis points from 91.0% at June 30, 2012 and up 250 basis points from 88.6% at September 30, 2011;

■                 1,023,000 square feet of retail leasing transactions comprised of 166 new and renewal leases, including the Company’s pro rata share of unconsolidated joint ventures; and

■                 Positive comparable leasing spreads, including the Company’s pro rata share of joint ventures, on a cash basis, with new leases at 12.7% and renewal leases at 5.0%, for a blended spread of 5.9%.

Retail Properties of America, Inc.

T: 855.646.7724
www.rpai.com	2901 Butterfield Road
Oak Brook, IL 60523

“During the third quarter we continued to make measurable progress towards accomplishing the strategic initiatives we set out at our IPO in April,” stated Steve Grimes, President and CEO. “We are realizing the positive results of our intense leasing focus, with strong velocity in the third quarter, resulting in a 250 basis point improvement in our retail leased percentage over the past year. With our retail portfolio over 91% leased and three consecutive quarters of positive leasing spreads we are well on our way to our stabilized occupancy goal. Additionally, our successful execution of asset sales and related debt repayments have provided us with an improved risk profile and postitioned us to drive long-term shareholder value. As a result, we are confident in our ability to achieve all of our stated 2012 objectives.”

INVESTMENT ACTIVITY

During the quarter, the Company completed the sale of 18 non-core and non-strategic assets in its consolidated portfolio for a gross sales price of $190.5 million. This includes the sale of 13 former Mervyns locations in California for $100.4 million and the sale of the Cost Plus distribution center in Stockton, CA, for $63.0 million.  Proceeds from the transactions were used to repay $132.7 million in related mortgage debt with additional net proceeds further reducing leverage.

Year-to-date the Company has completed $262.3 million in asset sales. Sales for the year-to-date period also include earnouts, pad sales, a deed-in-lieu transaction, and three single-tenant retail properties that were sold subsequent to quarter end for a gross sales price of $33.4 million.

CAPITAL MARKETS AND BALANCE SHEET ACTIVITY

As of September 30, 2012, the Company had $2.9 billion of consolidated indebtedness outstanding at a weighted average interest rate of 5.77% and a weighted average maturity of 5.5 years.

During the quarter, the Company repaid $282.1 million of mortgage loans, excluding amortization. These repayments included $149.4 million of maturing mortgage loans on nine properties that are now unencumbered. The Company also repaid a $13.9 million mezzanine note payable. The mortgages and note repaid during the quarter had a weighted average interest rate of 5.73%. As of October 1, 2012, all 2012 debt maturities have been addressed.

During the quarter, the Company entered into a $300 million interest rate swap transaction to fix the variable rate portion of its term loan to a fixed rate of 0.54% from July 31, 2012 through February 24, 2016, the maturity date of the Company’s unsecured term loan. The margin on the unsecured term loan is based on a leverage grid and ranges from 1.75% to 2.50%. The applicable margin was 2.25% as of September 30, 2012, a decrease of 25 basis points from the previous quarter.

DIVIDEND

On September 10, 2012, the Board of Directors of Retail Properties of America declared the third quarter distribution of $0.165625 per share, payable on October 10, 2012 to stockholders of record at the close of business on September 28, 2012.

B-1 SHARE CONVERSION

Subsequent to quarter end, on October 5, 2012, each share of Class B-1 common stock automatically converted into one share of Class A common stock. The Class B-2 and B-3 common shares are set to automatically convert on April 5, 2013 and October 5, 2013, respectively.

GUIDANCE

Retail Properties of America has revised its guidance for 2012 Operating FFO per share and net loss per share. The Company currently expects 2012 Operating FFO per share of $0.84 to $0.87, versus prior guidance of $0.83 to $0.87 and 2012 net loss per share of $(0.12) to $(0.09), versus prior guidance of $(0.15) to $(0.11).

WEBCAST AND SUPPLEMENTAL INFORMATION

Retail Properties of America’s management team will hold a webcast, on Tuesday, November 6, 2012 at 11:00 AM EST, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.  To participate in the online webcast on the Company’s website please go to www.rpai.com under the investor relations section of the website and follow the directions.  A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com under the investor relations section of the website and follow the directions.

The Company has also posted supplemental financial and operating information and other data on the investor relations section of its website.

ABOUT RPAI

Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate company that owns and operates high quality, strategically located shopping centers across 35 states. The Company is one of the largest owners and operators of shopping centers in the United States. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,”  “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of investment properties, plus depreciation and amortization and impairment charges on investment properties, including adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). Management believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO include loss on lease terminations, which encompasses the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations. Loss on lease terminations included in depreciation and amortization for FFO excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in “Loss on lease terminations” in the Company’s condensed consolidated statements of operations.  The Company also reports Operating FFO, which is defined as FFO excluding the impact of gains and losses from the early extinguishment of debt and other items as denoted within the calculation that management does not believe are representative of the operating results of the Company’s core business platform. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.  FFO and Operating FFO are not intended to be alternatives to “Net Income” as indicators of the Company’s performance, nor alternatives to “Cash Flows from Operating Activities” as determined by GAAP as measures of the Company’s capacity to fund cash needs, including the payment of dividends.. The Company also reports same store NOI.  The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Same store NOI represents NOI from the Company’s same store portfolio consisting of 250 operating properties acquired or place in service prior to January 1, 2011, but excluding University Square, the property for which we have ceased making the monthly debt service payment and for which we have attempted to negotiate with the lender, due to the uncertainty of the timing of transfer of ownership of this property. Management believes that NOI and same store NOI are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. Management believes that NOI and same store NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income.

Management uses NOI and same store NOI to evaluate the Company’s performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of the Company’s financial performance.

CONTACT INFORMATION

Sarah Byrnes, VP Investor Relations

Retail Properties of America, Inc.

630.586.6313

Retail Properties of America, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands, except par value amounts)

(unaudited)

	September 30,	December 31,
	2012	2011
Assets
Investment properties:
Land	$1,255,881	$1,334,363
Building and other improvements	4,896,652	5,057,252
Developments in progress	49,433	49,940
	6,201,966	6,441,555
Less accumulated depreciation	(1,284,426)	(1,180,767)
Net investment properties	4,917,540	5,260,788

Cash and cash equivalents	107,423	136,009
Investment in marketable securities, net	9,347	30,385
Investment in unconsolidated joint ventures	53,617	81,168
Accounts and notes receivable (net of allowances of $6,564 and $8,231, respectively)	79,709	94,922
Acquired lease intangibles, net	139,442	174,404
Investment properties held for sale	8,633	-
Other assets, net	166,877	164,218
Total assets	$5,482,588	$5,941,894

Liabilities and Equity
Liabilities:
Mortgages and notes payable (includes unamortized premium of $0 and $10,858, respectively, and unamortized discount of $(1,619) and $(2,003), respectively)	$2,396,899	$2,926,218
Credit facility	535,000	555,000
Accounts payable and accrued expenses	87,725	83,012
Distributions payable	38,200	31,448
Acquired below market lease intangibles, net	77,103	81,321
Other financings	-	8,477
Co-venture obligation	-	52,431
Liabilities associated with investment properties held for sale	228	-
Other liabilities	68,858	66,944
Total liabilities	3,204,013	3,804,851

Redeemable noncontrolling interests	-	525

Commitments and contingencies

Equity (a):
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	-	-
Class A common stock, $0.001 par value, 475,000 shares authorized, 85,088 and 48,382 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	85	48
Class B-1 common stock, $0.001 par value, 55,000 shares authorized, 48,518 and 48,382 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	48	48
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 48,518 and 48,382 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	49	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 48,519 and 48,383 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	49	49
Additional paid-in capital	4,705,024	4,427,977
Accumulated distributions in excess of earnings	(2,436,010)	(2,312,877)
Accumulated other comprehensive income	7,836	19,730
Total shareholders’ equity	2,277,081	2,135,024
Noncontrolling interests	1,494	1,494
Total equity	2,278,575	2,136,518
Total liabilities and equity	$5,482,588	$5,941,894

(a)

On March 20, 2012, we effectuated a ten-to-one reverse stock split of our then outstanding common stock. Immediately following the reverse stock split, we redesignated all of our common stock as Class A common stock. On March 21, 2012, we paid a stock dividend pursuant to which each then outstanding share of our Class A common stock received one share of Class B-1 common stock, one share of Class B-2 common stock and one share of Class B-3 common stock. These transactions are referred to as the Recapitalization. All common stock share amounts and related dollar amounts give retroactive effect to the Recapitalization.

Retail Properties of America, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Rental income	$116,811	$116,062	$350,390	$349,828
Tenant recovery income	26,519	27,703	79,486	79,692
Other property income	1,962	2,280	7,532	7,861
Total revenues	145,292	146,045	437,408	437,381

Expenses:
Property operating expenses	23,089	23,077	70,860	74,673
Real estate taxes	19,503	19,273	57,972	57,196
Depreciation and amortization	56,527	57,286	170,009	171,601
Provision for impairment of investment properties	10,660	-	11,983	-
Loss on lease terminations	1,689	1,392	6,550	8,085
General and administrative expenses	7,227	5,011	18,691	16,382
Total expenses	118,695	106,039	336,065	327,937

Operating income	26,597	40,006	101,343	109,444

Dividend income	302	578	1,782	1,776
Interest income	16	157	56	507
Gain on extinguishment of debt	-	991	3,879	15,429
Equity in loss of unconsolidated joint ventures, net	(1,863)	(1,869)	(5,467)	(6,028)
Interest expense	(49,456)	(56,903)	(142,333)	(170,121)
Co-venture obligation expense	-	(1,791)	(3,300)	(5,375)
Recognized gain on marketable securities	9,108	-	16,373	277
Other income (expense), net	726	567	(342)	1,323
Loss from continuing operations	(14,570)	(18,264)	(28,009)	(52,768)

Discontinued operations:
Loss, net	(11,788)	(378)	(9,725)	(28,830)
Gain on sales of investment properties, net	8,756	14,517	16,518	18,678
(Loss) income from discontinued operations	(3,032)	14,139	6,793	(10,152)
Gain (loss) on sales of investment properties, net	1,650	(891)	6,652	4,171
Net loss	(15,952)	(5,016)	(14,564)	(58,749)
Net income attributable to noncontrolling interests	-	(7)	-	(23)
Net loss attributable to Company shareholders	$(15,952)	$(5,023)	$(14,564)	$(58,772)

(Loss) earnings per common share-basic and diluted (a):
Continuing operations	$(0.06)	$(0.10)	$(0.10)	$(0.25)
Discontinued operations	(0.01)	0.07	0.03	(0.06)
Net loss per common share attributable to Company shareholders	$(0.07)	$(0.03)	$(0.07)	$(0.31)

Weighted average number of common shares outstanding - basic and diluted (a)	230,597	192,779	217,087	192,127

(a)	All common stock share amounts and per share amounts give retroactive effect to the Recapitalization.

Retail Properties of America, Inc.

Funds From Operations (FFO) and Operating FFO (a)

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012		2011

Net loss attributable to Company shareholders	$(15,952)	$(5,023)	$(14,564)		$(58,772)
Depreciation and amortization	61,219	63,549	188,600		193,385
Provision for impairment of investment properties	22,377	1,379	24,930	(b)	35,649
Gain on sales of investment properties	(10,406)	(13,626)	(23,170)		(22,849)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures	-	(132)	-		(812)
FFO	$57,238	$46,147	$175,796		$146,601

FFO per common share outstanding	$0.25	$0.24	$0.81		$0.76

FFO	$57,238	$46,147	$175,796		$146,601
Debt prepayment penalties	1,443	-	1,443		-
Excise tax accrual	-	-	4,594		-
Gain on extinguishment of debt	-	(991)	(3,879)		(15,429)
Mortgage premium write-off	-	-	(10,295)		(4,750)
Recognized gain on marketable securities	(9,108)	-	(16,373)		(277)
Other	-	-	(1,627)		-
Operating FFO	$49,573	$45,156	$149,659		$126,145

Operating FFO per common share outstanding	$0.21	$0.23	$0.69		$0.66

(a)	Includes amounts from discontinued operations.

(b)

Excludes $88, which represents the amount by which our pro rata share of the impairment charges included in losses recorded at our Hampton unconsolidated joint venture during the nine months ended September 30, 2012, exceeded the carrying value of our investment in such joint venture.

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Loss to NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Same store investment properties (250 properties):
Rental income	$114,222	$112,886	$341,873	$338,070
Tenant recovery income	26,023	27,077	78,153	77,410
Other property income	1,869	2,215	7,142	7,608
Other investment properties:
Rental income	2,410	3,397	6,998	11,015
Tenant recovery income	496	626	1,333	2,282
Other property income	93	65	390	253
Expenses:
Same store investment properties (250 properties):
Property operating expenses	(21,243)	(21,954)	(66,014)	(68,274)
Real estate taxes	(18,374)	(18,551)	(54,024)	(54,578)
Other investment properties:
Property operating expenses	(810)	(1,240)	(1,984)	(3,745)
Real estate taxes	(1,129)	(722)	(3,948)	(2,618)

Net operating income:
Same store investment properties	102,497	101,673	307,130	300,236
Other investment properties	1,060	2,126	2,789	7,187
Total net operating income	103,557	103,799	309,919	307,423

Other income (expense):
Straight-line rental income, net	417	407	920	(288)
Amortization of acquired above and below market lease intangibles, net	286	437	1,206	1,229
Amortization of lease inducements	(524)	-	(607)	-
Straight-line ground rent expense	(1,036)	(948)	(2,862)	(2,852)
Depreciation and amortization	(56,527)	(57,286)	(170,009)	(171,601)
Provision for impairment of investment properties	(10,660)	-	(11,983)	-
Loss on lease terminations	(1,689)	(1,392)	(6,550)	(8,085)
General and administrative expenses	(7,227)	(5,011)	(18,691)	(16,382)
Dividend income	302	578	1,782	1,776
Interest income	16	157	56	507
Gain on extinguishment of debt	-	991	3,879	15,429
Equity in loss of unconsolidated joint ventures, net	(1,863)	(1,869)	(5,467)	(6,028)
Interest expense	(49,456)	(56,903)	(142,333)	(170,121)
Co-venture obligation expense	-	(1,791)	(3,300)	(5,375)
Recognized gain on marketable securities	9,108	-	16,373	277
Other income (expense), net	726	567	(342)	1,323
Total other expense	(118,127)	(122,063)	(337,928)	(360,191)

Loss from continuing operations	(14,570)	(18,264)	(28,009)	(52,768)

Discontinued operations:
Loss, net	(11,788)	(378)	(9,725)	(28,830)
Gain on sales of investment properties, net	8,756	14,517	16,518	18,678
(Loss) income from discontinued operations	(3,032)	14,139	6,793	(10,152)
Gain (loss) on sales of investment properties	1,650	(891)	6,652	4,171
Net loss	(15,952)	(5,016)	(14,564)	(58,749)
Net income attributable to noncontrolling interests	-	(7)	-	(23)
Net loss attributable to Company shareholders	$(15,952)	$(5,023)	$(14,564)	$(58,772)

Retail Properties of America, Inc.

FFO and Operating FFO Guidance (a)

	Per Share Guidance Range
	Full Year 2012
	Low	High

Net loss attributable to Company shareholders	$(0.12)	$(0.09)
Depreciation and amortization	1.15	1.15
Provision for impairment of investment properties	0.11	0.11
Gain on sales of investment properties	(0.18)	(0.18)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures	-	-
FFO	$0.96	$0.99

Debt prepayment penalties	0.01	0.01
Excise tax accrual	0.02	0.02
Gain on extinguishment of debt	(0.02)	(0.02)
Mortgage premium write-off	(0.05)	(0.05)
Recognized gain on marketable securities	(0.07)	(0.07)
Other	(0.01)	(0.01)
Operating FFO	$0.84	$0.87

(a)         Includes amounts from discontinued operations.